EXHIBIT 99.1

Energy Conversion Devices Reports First Fiscal Quarter Financial Results

AUBURN HILLS, Mich., Nov. 14, 2011 (GLOBE NEWSWIRE) -- Energy Conversion Devices, Inc. (ECD) (Nasdaq:ENER), a leading global provider of lightweight, flexible solar products and systems for the building-integrated and commercial rooftop market, today announced the results of its first quarter of fiscal year 2012, ended September 30, 2011.

Total consolidated revenue from continuing operations for the quarter was $22.0 million, which compares to $65.3 million in the first quarter of fiscal year 2011, and $70.5 million in the fourth quarter of fiscal year 2011. The company sold 11.4 megawatts of its unique UNI-SOLAR® brand solar products in the face of sluggish global demand for solar products and sharp price decreases.

For the quarter, the company generated a net loss from continuing operations of $57.5 million, which includes a non-cash impairment charge of $34.3 million. This result compares to a net loss of $15.4 million in the year ago period and $42.8 million in the prior quarter.

In July 2011, ECD announced that it is seeking the sale of its Ovonic Battery Company (OBC) subsidiary. The sale process is proceeding and the company intends to invest the proceeds from the sale into its United Solar business. The operating results of OBC have been presented as discontinued operations in the company's financial statements. OBC generated $2.3 million in total revenue in the quarter, and earned $1.3 million in net income.

As of September 30, 2011 the company held $130.2 million in cash, cash equivalents, restricted cash and short-term investments. This represents a decrease of $10.5 million from June 30, 2011.

As previously announced, the company has undertaken a broad restructuring program that includes both permanent layoffs and temporary furloughs in its manufacturing and corporate operations. ECD expects to incur $1.6 million in restructuring charges during its second and third fiscal quarters for these actions and expects to realize annualized cash savings of $12.7 million beginning in the third fiscal quarter.

This restructuring program also calls on the company to broaden its geographic reach and to expand its addressable markets through its Open Solar™ initiative. By unlocking innovation through third-party collaboration, ECD can more thoroughly integrate its products into building materials and everyday applications which will drive down the total cost of solar energy and increase market adoption of solar technology.

ECD believes that increasing its core solar technology's sunlight-to-electricity conversion efficiency is a strategic imperative. As such, the company has adjusted its technology roadmap to speed commercialization of higher conversion efficiency products, reduce execution risk and improve manufacturability. To that end, the company has ceased development and optimization of its HF technology to focus greater resources on the commercialization of its patented Nano-Crystalline™ technology. Modifications to existing capital equipment are underway at its Greenville, Michigan plant and the upgraded line is expected to begin pre-production and optimization in mid-2012. With the successful implementation of this new technology, ECD expects to improve its products' sunlight-to-electricity conversion efficiency by up to 50%. This will provide the benefit of increasing marketability of the products with added value to customers, while significantly reducing ECD's production costs.

The company will continue to refine these restructuring efforts and align its resources as market conditions warrant. ECD is not currently experiencing significant liquidity constraints, but the company believes that a successful restructuring of its United Solar business will require additional investment and a restructuring or refinancing of its outstanding Convertible Senior Notes due 2013. The company has begun preliminary discussions with representatives of certain holders of its notes regarding the company's repositioning efforts and possible restructuring of the notes. To attract the needed investment, the company is considering a broad range of strategies and, as previously announced, has retained the financial advisory firm of AlixPartners to assist the company in evaluating such strategies, which may include: additional asset sales, technology license agreements, joint venture arrangements, renegotiating existing obligations or other transactions.

About Energy Conversion Devices

Energy Conversion Devices (ECD) (Nasdaq:ENER) has a renowned 51 year history since its formation in Detroit, Michigan and has been a pioneer in materials science and renewable energy technology development. The company has been awarded over 500 U.S. patents and international counterparts for its achievements. ECD's United Solar wholly owned subsidiary has been a global leader in building-integrated and rooftop photovoltaics for over 25 years. The company manufactures, sells and installs thin-film solar laminates that convert sunlight to clean, renewable energy using proprietary technology. UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world energy production. ECD's technology portfolio also includes the Ovonic Battery Company, the inventor and worldwide licensor of nickel-metal-hydride battery technology and the developer of proprietary advanced lithium-ion cathode materials, along with other emerging energy storage technologies. ECD's Ovonyx joint venture is the inventor and worldwide licensor of phase change memory (PCM) technology. For more information, please visit ECD on the web at energyconversiondevices.com and on Facebook, and follow ECD on Twitter @ECD_ENER.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to maintain our customer relationships and establish new relationships; the worldwide market for solar energy systems; changes to government incentives related to solar energy; our customers' ability to access capital to finance the purchase of our products; our ability to achieve expense reductions and levels of one-time costs, including restructuring charges; our ability to meet all the terms and conditions of our debt obligations; and our ability through technology improvements to reduce cost and improve the conversion efficiency of our solar products. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Except as required by law, Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein.

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2011	2010
Revenues
Product sales	$19,230	$53,260
System sales	1,961	11,650
Revenues from product development agreements	659	374
License and other revenues	106	52
Total Revenues	21,956	65,336
Expenses
Cost of product sales	23,599	44,919
Cost of system sales	2,435	10,555
Cost of revenues from product development agreements	297	89
Product development and research	1,336	1,862
Preproduction costs	94	64
Selling, general and administrative	11,001	17,281
Net (gain) loss on disposal of property, plant and equipment	--	(76)
Impairment loss	34,276	--
Restructuring charges	(27)	491
Total Expenses	73,011	75,185
Operating Loss from Continuing Operations	(51,055)	(9,849)
Other Income (Expense)
Interest income	1,503	344
Interest expense	(5,811)	(6,986)
Gain on debt extinguishment	--	1,189
Other nonoperating income (expense), net	(1,474)	132
Total Other Expense	(5,782)	(5,321)
Loss before Income Taxes and Equity Loss from Continuing Operations	(56,837)	(15,170)
Income tax expense	506	155
Loss from Continuing Operations before Equity Loss	(57,343)	(15,325)
Equity loss	(118)	(34)
Net Loss from Continuing Operations	(57,461)	(15,359)
Income from Discontinued Operations, Net of Tax	1,339	1,824
Net Loss	(56,122)	(13,535)
Net Loss Attributable to Noncontrolling Interest	(99)	(79)
Net Loss Attributable to ECD Stockholders	($56,023)	($13,456)
Loss Per Share from Continuing Operations	($1.15)	($0.33)
Income Per Share from Discontinued Operations	$0.03	$0.04
Loss Per Share, Attributable to ECD Stockholders	($1.12)	($0.29)
Diluted Loss Per Share from Continuing Operations	($1.15)	($0.33)
Diluted Income Per Share from Discontinued Operations	$0.03	$0.04
Diluted Loss Per Share, Attributable to ECD Stockholders	($1.12)	($0.29)

See notes to consolidated financial statements.

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2011	June 30, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$42,518	$27,769
Short-term investments	77,358	102,926
Accounts receivable, net	21,621	34,420
Inventories, net	68,012	67,621
Other current assets	13,957	28,994
Assets held for sale - current	4,253	5,639
Total Current Assets	227,719	267,369

Property, Plant and Equipment, net	59,064	90,705

Other Assets:
Restricted cash	10,365	10,009
Lease receivable, net	11,428	10,094
Other assets	8,631	9,731
Assets held for sale – non-current	1,226	570
Total Other Assets	31,650	30,404

Total Assets	$318,433	$388,478
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$31,200	$46,702
Current portion of warranty liability	14,284	13,642
Other current liabilities	9,961	8,853
Liabilities held for sale – current	1,121	1,300
Total Current Liabilities	56,566	70,497

Long-Term Liabilities:
Convertible senior notes	235,781	232,226
Capital lease obligations	18,678	19,018
Warranty liability	21,134	24,338
Other liabilities	14,551	14,747
Liabilities held for sale – non-current	2,365	2,603
Total Long-Term Liabilities	292,509	292,932

Commitments and Contingencies (Note 12)

Stockholders' Equity (Deficit)
Common stock, $0.01 par value, 150 million shares authorized,
53,328,402 and 53,311,152 issued at September 30, 2011 and June 30, 2011, respectively	533	533
Additional paid-in capital	1,107,990	1,106,961
Treasury stock	(804)	(798)
Accumulated deficit	(1,136,483)	(1,080,460)
Accumulated other comprehensive loss, net	(1,321)	(729)
Total ECD stockholders' equity (deficit)	(30,085)	25,507
Accumulated deficit – noncontrolling interest	(557)	(458)
Total Stockholders' Equity (Deficit)	(30,642)	25,049
Total Liabilities and Stockholders' Equity (Deficit)	$318,433	$388,478

See notes to consolidated financial statements.

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net loss	($56,122)	($13,535)
Income from discontinued operations, net of tax	1,339	1,824
Net loss from continuing operations	(57,461)	(15,359)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Impairment loss	34,276	--
Depreciation and amortization	1,892	5,334
Amortization of debt discount and deferred financing fees	4,191	4,242
Share-based compensation	1,030	881
Gain on debt extinguishment	--	(1,189)
Net (gain) loss on disposal of property, plant and equipment	--	(76)
Equity loss	118	34
Changes in operating assets and liabilities, net of foreign exchange:
Accounts receivable	12,578	12,945
Inventories	(2,009)	(875)
Other assets	11,927	(229)
Accounts payable and accrued expenses	(15,400)	9,444
Other liabilities	2,792	1,007
Net cash provided by (used in) operating activities	(6,066)	16,159

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,573)	(12,068)
Purchases of investments	--	(45,478)
Proceeds from maturities and sale of investments	24,288	33,459
Proceeds from sale of property, plant and equipment	--	126
Development loans	--	(3,275)
Increase in restricted cash	(356)	(408)
Net cash (used in) provided by investing activities	19,359	(27,644)

Cash flows from financing activities:
Principal payments under capitalized lease obligations and other debt	(308)	(426)
Net cash used in financing activities	(308)	(426)

Effect of exchange rate changes on cash and cash equivalents	(752)	(1,323)
Cash flows from discontinued operations:
Operating activities	1,816	3,039
Investing activities	700	--
Net decrease in cash and cash equivalents	14,749	(10,195)
Cash and cash equivalents at beginning of period	27,769	79,158
Cash and cash equivalents at end of period	$42,518	$68,963

See notes to consolidated financial statements.
CONTACT: Michael E. Schostak
         Director of Business Development & Communications
         Energy Conversion Devices, Inc.
         +1 (248) 299-6063
         investor.relations@energyconversiondevices.com

         Steven Blow
         Eisbrenner Public Relations
         +1 (248) 303-1067
         sblow@eisbrenner.com